KRISPY KREME REPORTS FINANCIAL RESULTS
FOR THE FIRST QUARTER OF FISCAL 2016

Winston-Salem, NC – June 10, 2015 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the first quarter of fiscal 2016, ended May 3, 2015 and updated its adjusted EPS outlook for fiscal 2016 (ending January 31, 2016) to a range of $0.80 to $0.85.

First Quarter Fiscal 2016 Highlights Compared to the Year-Ago Period:

■	Systemwide store count rose 17.3% since the first quarter of last year to 1,003 Company and franchise shops worldwide
■	Systemwide domestic same store sales rose 5.2%, including a 4.3% gain at Company Stores; constant currency international franchise same store sales declined 1.7%
■	Revenues increased 9.0% to $132.5 million from $121.6 million
■	Operating income rose 6.8% to $17.3 million from $16.2 million
■	Net income rose 10.5% to $10.7 million ($0.16 per share) compared to $9.7 million ($0.14 per share) in the first quarter last year
■

Adjusted net income rose 5.0% to $16.6 million ($0.24 per share) from $15.8 million ($0.23 per share). Adjusted net income and adjusted EPS are non-GAAP measures (see the reconciliation of GAAP to adjusted earnings in the table accompanying this release) and reflect income tax expense only to the extent currently payable in cash

■	Cash provided by operating activities was $17.1 million compared to $13.7 million in the first quarter last year
■	The Company repurchased 391,300 shares of its common stock under the Board of Directors approved authorization for a total cost of $7.4 million of which $5.9 million was settled during the quarter.

President and Chief Executive Officer Tony Thompson commented: “Solid domestic same store sales growth and improved margin performance at our Company shops enabled us to exceed our internal projections for the first quarter, providing us a strong start to the fiscal year. Guests continued to respond favorably to our limited time offerings. This, combined with our more strategic use of promotional incentives, drove the higher profitability.”

Thompson added: “We continue to generate momentum in our franchise business, partnering with new and existing franchisees to spread the joy of Krispy Kreme within the US and throughout the world. We recently signed development agreements for new domestic shops in Arkansas, Montana, Illinois and Kentucky, while internationally we signed agreements in Cambodia, Guatemala, and South Africa as part of our goal to enter a total of six new countries this year. We continue to believe that Krispy Kreme is positioned well for earnings and cash flow growth and our intention is to return a portion of that to shareholders through on-going share repurchases.”

First Quarter Fiscal 2016 Segment Results

Company Stores revenues increased 12.8% to $90.7 million in the first quarter of fiscal 2016, driven by a 24.9% increase in retail sales as store operating weeks increased 18.9% and same store sales rose 4.3%. The Company opened two new factory shops in the first quarter. Company Stores segment operating income increased $2.7 million to $16.8 million from $12.7 million compared to last year driven by the Company Stores contribution margin increasing from 15.8% to 18.5% of sales. The margin increase primarily resulted from positive retail same store sales growth as well as the Company’s more strategic use of promotional incentives.

Domestic Franchise revenues increased 6.0% to $3.7 million, principally driven by higher royalties. Total sales by domestic franchisees rose 4.6%, and same store sales at Domestic Franchise shops increased 5.8%. The Domestic Franchise segment generated operating income of $2.1 million compared to $2.2 million in the first quarter last year.

International Franchise revenues increased 2.2% to $6.7 million. Royalty income rose due to an increase of 128 locations as compared to the first quarter last year. Sales by international franchise stores rose 5.4% to $121 million (15.2% excluding the effects of foreign exchange rate changes). Constant currency same store sales at international franchise stores declined 1.7%. International Franchise segment operating income improved to $4.9 million compared to $4.3 million in the first quarter last year.

KK Supply Chain revenues (including sales to Company stores) rose 5.3% to $63.5 million. External KK Supply Chain revenues rose 0.9% to $31.3 million. KK Supply Chain generated operating income of $10.9 million in the first quarter of fiscal 2016 compared to $11.3 million in the first quarter last year.

Full Year Outlook

Management maintains its outlook for adjusted net income for fiscal 2016 of between $55 million and $59 million (compared to $48.3 million in fiscal 2015) but has updated its outlook for adjusted net income per share to between $0.80 and $0.85 per share to reflect share repurchase activity completed during the first quarter (compared to adjusted net income per share of $0.70 in fiscal 2015). The Company’s previous range for fiscal 2016 adjusted net income per share was $0.79 to $0.85 per share.

The Company’s outlook reflects, among other things, the following assumptions:

■	10 to 12 net new Company shops
■	15 to 20 net new domestic franchise shops
■	95 to 110 net new international franchise shops
■	Capital expenditures of between $35 million and $45 million including ongoing investments in technology
■	Continued growth in domestic same store sales
■	A reduction in agricultural commodity and fuel costs compared to fiscal 2015
■	Negative effects of a stronger U.S. dollar

With the onset of the new fiscal year, the Company has made the following changes to the presentation of the Consolidated Statement of Income, segment financial information and the change in same store sales:

■

Pre-opening costs related to Company Stores; gains and losses on commodity derivatives, net and gain on refranchisings, net of business acquisition charges are now separate line items on the Consolidated Statement of Income and are no longer in the respective business segments’ operating income.

■

Company Stores contribution has been added to the Supplemental Financial and Operating Information in order to provide more transparency on Company Stores performance. Company Stores contribution represents Company Stores revenues less costs of food, beverage and packaging; labor and benefit costs; vehicle costs; occupancy and other store related costs and excludes depreciation and amortization expense; marketing expense and segment general and administrative expenses. Company Stores contribution is a non-GAAP financial measure. The Company believes that this is a useful measure to assess and evaluate the performance of Company shops.

■	The Company is presenting the change in same store sales metric on a retail sales only basis. This metric now excludes fundraising sales. The Company believes this change will provide a more meaningful measurement of the change in same store sales and that this is a more relevant metric as the continued success of our retail model is largely dependent on the 90% of on-premises sales coming from the retail business.

All financial information included in this release reflect the above presentation changes. The Company has also provided revised historical quarterly and annual financial information to incorporate the changes discussed above in this release. These presentation changes had no impact on the Company’s consolidated operating income or consolidated net income.

Conference Call

The Company will host a conference call to review financial results for the first quarter of fiscal 2016 as well as its outlook for the balance of the year this afternoon at 5:00 p.m. (ET). A webcast of the conference call will be available at www.krispykreme.com. The conference call also can be accessed over the phone by dialing (877) 407-0784 or, for international callers, by dialing (201) 689-8560. An archived replay of the call will be available shortly after its conclusion by dialing (877) 870-5176, or (858) 384-5517 for international callers; the passcode is 13610458. The audio replay will be available through June 17, 2015.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, there are over 1,000 Krispy Kreme shops in more than 20 countries around the world. Connect with Krispy Kreme at www.krispykreme.com.

###

Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations and changes in sales volume; risks associated with the use and implementation of information technology; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; actions by franchisees that could harm our business; our ability to implement our domestic and international growth strategy; our ability to implement and operate our domestic shop model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; reliance on third parties in many aspects of our business; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; and increased costs or other effects of new government regulations. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results, performance or achievements to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Three Months Ended
	May 3,	May 4,
	2015	2014
	(In thousands, except per share amounts)
Revenues	$132,474	$121,580
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization expense shown below)	103,772	96,390
General and administrative expenses	7,554	7,047
Depreciation and amortization expense	3,993	3,173
Impairment charges and lease termination costs	4	8
Pre-opening costs related to Company Stores	323	226
(Gains) and losses on commodity derivatives, net	(447)	(1,444)
Operating income	17,275	16,180
Interest income and (expense), net	(230)	28
Equity in losses of equity method franchisees	-	(57)
Other non-operating income and (expense), net	184	168
Income before income taxes	17,229	16,319
Provision for income taxes	6,563	6,663
Net income	$10,666	$9,656

Earnings per common share:
Basic	$0.16	$0.15
Diluted	$0.16	$0.14

Weighted average shares outstanding:
Basic	66,603	66,522
Diluted	68,573	69,746

KRISPY KREME DOUGHNUTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	May 3,	February 1,
	2015	2015
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$58,642	$50,971
Receivables	33,403	28,581
Inventories	16,352	18,194
Deferred income taxes	23,201	23,245
Other current assets	6,159	6,856
Total current assets	137,757	127,847
Property and equipment	117,002	115,758
Goodwill and other intangible assets	30,027	30,070
Deferred income taxes	62,372	68,278
Other assets	10,070	10,760
Total assets	$357,228	$352,713

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of lease obligations	$332	$333
Accounts payable and accrued liabilities	47,251	49,625
Total current liabilities	47,583	49,958
Lease obligations, less current portion	10,231	9,354
Other long-term obligations and deferred credits	26,071	25,615

Commitments and contingencies

Total shareholders' equity	273,343	267,786
Total liabilities and shareholders’ equity	$357,228	$352,713

KRISPY KREME DOUGHNUTS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended
	May 3,	May 4,
	2015	2014
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,666	$9,656
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,993	3,173
Deferred income taxes	5,950	6,162
Accrued rent expense	153	140
Loss on disposal of property and equipment	34	42
Share-based compensation	1,997	1,167
Equity in losses of equity method franchisees	-	57
Unrealized gains on commodity derivative positions	(1,060)	(1,402)
Other	(79)	(2)
Net change in assets and liabilities	(4,509)	(5,332)
Net cash provided by operating activities	17,145	13,661
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,546)	(6,869)
Proceeds from disposals of property and equipment	216	133
Acquisition of store from franchisee	(312)	-
Other investing activities	821	232
Net cash used for investing activities	(3,821)	(6,504)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of lease obligations	(82)	(105)
Proceeds from exercise of stock options	519	6,232
Repurchase of common shares	(6,090)	(25,477)
Net cash used for financing activities	(5,653)	(19,350)
Net increase (decrease) in cash and cash equivalents	7,671	(12,193)
Cash and cash equivalents at beginning of period	50,971	55,748
Cash and cash equivalents at end of period	$58,642	$43,555

KRISPY KREME DOUGHNUTS, INC.

NON-GAAP FINANCIAL INFORMATION
(Unaudited)

As of February 1, 2015, the Company had net deferred income tax assets of approximately $92 million, of which approximately $44 million related to federal and state net operating loss carryovers. The Company’s federal net operating loss carryovers totaled approximately $159 million.

The Company has reported cumulative pretax income of over $160 million since the beginning of fiscal 2010, and the Company also has generated significant taxable income during this period. However, because of the Company’s utilization of its federal and state net operating loss carryovers and other deferred tax assets, the Company’s cash payments for income taxes have been relatively insignificant during this period. As a result, the provision for income tax expense has substantially exceeded cash payments for income taxes. Until such time as the Company’s net operating loss carryovers are exhausted or expire, GAAP income tax expense is expected to continue to substantially exceed the amount of cash income taxes payable by the Company.

The Company recorded a pretax charge of approximately $2.5 million in the fourth quarter of fiscal 2015 for the settlement of amounts due under an employment agreement with the Company’s former chief executive officer. That officer, who was most recently the Company’s Executive Chairman, transitioned from that role to the non-employee role of non-executive chairman of the board of directors in late January 2015. Charges of this nature are not expected to recur on a regular basis.

The following non-GAAP financial information and related reconciliation of adjusted net income to GAAP net income are provided to assist the reader in understanding the effects of the above facts and transactions on the Company’s results of operations. In addition, the non-GAAP financial information is intended to illustrate the material difference between the Company’s income tax expense and income taxes currently payable. These non-GAAP performance measures are consistent with other measurements made by management in the operation of the business which do not consider income taxes except to the extent to which those taxes currently are payable, for example, capital allocation decisions and incentive compensation measurements that are made on a pretax basis.

	Management's		Historical Periods
	Earnings Guidance		Three Months Ended		Year Ended
	Year Ending January 31, 2016		May 3,	May 4,	February 1,
	From	To	2015	2014	2015
	(In thousands, except per share amounts)
Net income, as reported	$34,800	$37,200	$10,666	$9,656	$30,060
Charge for settlement of employment contract	-	-	-	-	2,464
Provision for deferred income taxes	20,200	21,800	5,950	6,162	15,729
Adjusted net income	$55,000	$59,000	$16,616	$15,818	$48,253

Adjusted earnings per common share:
Basic	$0.83	$0.89	$0.25	$0.24	$0.73
Diluted	$0.80	$0.85	$0.24	$0.23	$0.70

Weighted average shares outstanding:
Basic	66,500	66,500	66,603	66,522	66,360
Diluted	69,100	69,100	68,573	69,746	68,929

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
	May 3,	May 4,
	2015	2014
	(In thousands)
Revenues:
Company Stores:
On-premises sales	$50,096	$41,086
Consumer packaged goods - wholesale sales	40,621	39,362
Company Stores revenues	90,717	80,448
Domestic Franchise	3,709	3,499
International Franchise	6,728	6,581
KK Supply Chain:
Total revenues	63,517	60,312
Less – intersegment sales elimination	(32,197)	(29,260)
External KK Supply Chain revenues	31,320	31,052
Total revenues	$132,474	$121,580

Operating income:
Company Stores	$7,357	$4,642
Domestic Franchise	2,094	2,156
International Franchise	4,904	4,280
KK Supply Chain	10,949	11,310
Total segment operating income	25,304	22,388
General and administrative expenses	(7,554)	(7,047)
Corporate depreciation and amortization expense	(595)	(371)
Other operating expenses	120	1,210
Consolidated operating income	$17,275	$16,180

Depreciation and amortization expense:
Company Stores	$3,169	$2,584
Domestic Franchise	17	46
International Franchise	-	1
KK Supply Chain	212	171
Corporate	595	371
Total depreciation and amortization expense	$3,993	$3,173

KRISPY KREME DOUGHNUTS, INC.

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	May 3,	May 4,	Change
	2015	2014	vs LY
Company-operated stores (all domestic):
Stores at beginning of period	111	95
Opened	2	2
Acquired (divested)	1	-
Stores at end of period	114	97

Domestic Franchise stores:
Stores at beginning of period	167	159
Opened	2	5
Closed	(2)	(1)
Acquired (divested)	(1)	-
Stores at end of period	166	163

International Franchise stores:
Stores at beginning of period	709	574
Opened	24	23
Closed	(10)	(2)
Stores at end of period	723	595

Total systemwide store count	1,003	855

Systemwide Sales (in thousands):(1)
Company stores	$89,968	$79,818	12.7%
Domestic Franchise stores	91,772	87,711	4.6%
International Franchise stores	120,750	114,511	5.4%
International Franchise stores, in constant dollars(2)	120,750	104,801	15.2%

Company Stores Supplemental Information (in thousands):
Company Stores revenues	$90,717	$80,448	12.8%

Company Stores contribution(3)	$16,817	$12,709	32.3%
Other segment expenses, net	9,460	8,067	17.3%
Company Stores operating income	$7,357	$4,642	58.5%

Company Stores contribution margin	18.5%	15.8%	270	basis points

Company Stores - Store Operating Weeks	1,467	1,234	18.9%

Change in Same Store Sales (retail sales only):(4)
Company stores	4.3%	(2.4)%
Domestic Franchise stores	5.8%	4.1%
International Franchise stores	(9.2)%	(4.8)%
International Franchise stores, in constant dollars(2)	(1.7)%	(2.5)%

Company Stores - Consumer Packaged Goods - wholesale sales:(5)
Change in average weekly number of doors	0.8%	(0.5)%
Change in average weekly sales per door	0.3%	(2.8)%

(1)	Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise Krispy Kreme stores but exclude sales among Company and franchise stores. The Company believes systemwide sales data are useful in assessing consumer demand for the Company’s products, the overall success of the Krispy Kreme brand and, ultimately, the performance of the Company. All of the Company’s royalty revenues are computed as percentages of sales made by the Company’s domestic and international franchisees, and substantially all of KK Supply Chain’s external sales of doughnut mixes and other ingredients ultimately are determined by demand for the Company’s products at franchise stores. Accordingly, sales by the Company’s franchisees have a direct effect on the Company’s royalty and KK Supply Chain revenues, and therefore on the Company’s profitability. The Company’s consolidated financial statements appearing elsewhere herein include sales by Company stores, sales to franchisees by the KK Supply Chain business segment, and royalties and fees received from franchise stores based on their sales, but exclude sales by franchise stores to their customers.
(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conduct business had been the same in the comparable prior year period.
(3)	Company Stores contribution represents Company Stores revenues less costs of food, beverage and packaging; labor and benefit costs; vehicle costs; occupancy and other store related costs and excludes depreciation and amortization expense; marketing expenses and segment general and administration expenses. The Company Stores contribution is a non-GAAP financial measure and the Company believes this is a useful measure to assess and evaluate the performance of its Company Stores segment.
(4)	The change in “same store sales” represents the aggregate retail sales (excluding fundraising sales) during the current year period for all stores which had been open for 18 or more months during the current year period divided by the aggregate retail sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 18 consecutive months, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.
(5)	Company Stores consumer packaged goods - wholesale sales “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

HISTORICAL FINANCIAL INFORMATION

The following tables provide historical financial information incorporating the fiscal 2016 changes to the Company’s presentation of the Consolidated Statement of Income, segment financial information and the change in same store sales as previously discussed. These tables include the Consolidated Statement of Income and segment financial information for fiscal 2014 and 2015 conformed to the fiscal 2016 presentation and the Company Stores contribution for fiscal 2014 and 2015. Additionally, the Company has provided quarterly tables showing the change in same store sales for Company, domestic franchise and international franchise shops for fiscal 2013 through fiscal 2015 using the revised retail sales presentation compared to the former on-premises sales presentation. These presentation changes had no impact on the Company’s consolidated operating income or consolidated net income.

KRISPY KREME DOUGHNUTS, INC.

FISCAL 2015 CONSOLIDATED STATEMENT OF INCOME CONFORMED TO FISCAL 2016 PRESENTATION
(Unaudited)

	Fiscal 2015
	Quarter Ended				Year Ended
	May 4,	August 3,	November 2,	February 1,	February 1,
	2014	2014	2014	2015	2015
	(In thousands, except per share amounts)
Revenues	$121,580	$120,516	$122,871	$125,367	$490,334
Operating expenses:
Direct operating expenses (exclusive of depreciation
and amortization expense shown below)	96,390	99,067	101,067	99,420	395,944
General and administrative expenses	7,047	6,737	5,553	9,221	28,558
Depreciation and amortization expense	3,173	3,033	3,280	3,354	12,840
Impairment charges and lease termination
costs	8	38	4	905	955
Pre-opening costs related to Company Stores	226	245	702	1,357	2,530
(Gains) and losses on commodity derivatives, net	(1,444)	1,341	681	1,546	2,124
(Gain) on refranchisings, net of business
acquisition charges	-	431	(1,285)	-	(854)
Operating income	16,180	9,624	12,869	9,564	48,237
Interest income and (expense), net	28	(98)	(168)	(212)	(450)
Equity in losses of equity method franchisees	(57)	(61)	(53)	53	(118)
Other non-operating income and (expense), net	168	152	91	136	547
Income before income taxes	16,319	9,617	12,739	9,541	48,216
Provision for income taxes	6,663	3,865	4,633	2,995	18,156
Net income	$9,656	$5,752	$8,106	$6,546	$30,060

Earnings per common share:
Basic	$0.15	$0.09	$0.12	$0.10	$0.45
Diluted	$0.14	$0.08	$0.12	$0.10	$0.44

Weighted average shares outstanding:
Basic	66,522	66,008	66,407	66,503	66,360
Diluted	69,746	68,725	68,654	68,590	68,929

KRISPY KREME DOUGHNUTS, INC.

FISCAL 2014 CONSOLIDATED STATEMENT OF INCOME CONFORMED TO FISCAL 2016 PRESENTATION
(Unaudited)

	Fiscal 2014
	Quarter Ended				Year Ended
	May 5,	August 4,	November 3,	February 2,	February 2,
	2013	2013	2013	2014	2014
	(In thousands, except per share amounts)
Revenues	$120,625	$112,729	$114,231	$112,746	$460,331
Operating expenses:
Direct operating expenses (exclusive of depreciation
and amortization expense shown below)	96,262	94,140	93,936	92,315	376,653
General and administrative expenses	6,055	5,655	5,730	7,709	25,149
Depreciation and amortization expense	2,820	2,664	2,788	2,834	11,106
Impairment charges and lease
termination costs	8	4	1,531	(169)	1,374
Pre-opening costs related to Company Stores	126	132	144	161	563
(Gains) and losses on commodity derivatives, net	170	410	53	826	1,459
(Gain) on refranchisings, net of business
acquisition charges	-	(876)	(1,667)	-	(2,543)
Operating income	15,184	10,600	11,716	9,070	46,570
Interest income and (expense), net	(376)	(284)	210	9	(441)
Loss on retirement of debt	-	(967)	-	-	(967)
Equity in losses of equity method franchisees	(53)	(60)	(61)	(47)	(221)
Other non-operating income and (expense), net	(5)	(1)	29	96	119
Income before income taxes	14,750	9,288	11,894	9,128	45,060
Provision for income taxes	6,751	4,571	5,114	(5,632)	10,804
Net income	$7,999	$4,717	$6,780	$14,760	$34,256

Earnings per common share:
Basic	$0.12	$0.07	$0.10	$0.22	$0.51
Diluted	$0.11	$0.07	$0.09	$0.21	$0.48

Weighted average shares outstanding:
Basic	67,012	67,267	67,543	67,222	67,261
Diluted	70,578	71,089	71,506	71,045	71,054

KRISPY KREME DOUGHNUTS, INC.

FISCAL 2015 SEGMENT INFORMATION CONFORMED TO FISCAL 2016 PRESENTATION
(Unaudited)

	Fiscal 2015
	Quarter Ended				Year Ended
	May 4,	August 3,	November 2,	February 1,	February 1,
	2014	2014	2014	2015	2015
	(In thousands)
Revenues:
Company Stores:
On-premises sales	$41,086	$38,820	$42,392	$45,064	$167,362
Consumer packaged goods - wholesale sales	39,362	39,715	40,187	38,680	157,944
Company Stores revenues	80,448	78,535	82,579	83,744	325,306
Domestic Franchise	3,499	3,296	3,274	3,381	13,450
International Franchise	6,581	7,534	6,852	7,631	28,598
KK Supply Chain:
Total revenues	60,312	59,503	61,581	63,292	244,688
Less – intersegment sales elimination	(29,260)	(28,352)	(31,415)	(32,681)	(121,708)
External KK Supply Chain revenues	31,052	31,151	30,166	30,611	122,980
Total revenues	$121,580	$120,516	$122,871	$125,367	$490,334

Operating income:
Company Stores	$4,642	$1,937	$1,688	$3,955	$12,222
Domestic Franchise	2,156	1,900	1,951	2,058	8,065
International Franchise	4,280	5,111	5,048	5,587	20,026
KK Supply Chain	11,310	9,830	10,210	11,376	42,726
Total segment operating income	22,388	18,778	18,897	22,976	83,039
General and administrative expenses	(7,047)	(6,737)	(5,553)	(9,221)	(28,558)
Corporate depreciation and amortization
expense	(371)	(362)	(373)	(383)	(1,489)
Other operating expenses	1,210	(2,055)	(102)	(3,808)	(4,755)
Consolidated operating income	$16,180	$9,624	$12,869	$9,564	$48,237

KRISPY KREME DOUGHNUTS, INC.

FISCAL 2014 SEGMENT INFORMATION CONFORMED TO FISCAL 2016 PRESENTATION
(Unaudited)

	Fiscal 2014
	Quarter Ended				Year Ended
	May 5,	August 4,	November 3,	February 2,	February 2,
	2013	2013	2013	2014	2014
	(In thousands)
Revenues:
Company Stores:
On-premises sales	$40,794	$36,140	$37,206	$37,372	$151,512
Consumer packaged goods - wholesale sales	41,127	39,549	37,680	36,957	155,313
Company Stores revenues	81,921	75,689	74,886	74,329	306,825
Domestic Franchise	2,871	2,799	3,026	3,143	11,839
International Franchise	6,445	6,057	6,205	6,900	25,607
KK Supply Chain:
Total revenues	59,811	57,201	58,304	55,913	231,229
Less – intersegment sales elimination	(30,423)	(29,017)	(28,190)	(27,539)	(115,169)
External KK Supply Chain revenues	29,388	28,184	30,114	28,374	116,060
Total revenues	$120,625	$112,729	$114,231	$112,746	$460,331

Operating income:
Company Stores	$5,440	$1,046	$2,743	$1,792	$11,021
Domestic Franchise	1,439	1,526	1,489	1,962	6,416
International Franchise	4,531	4,239	4,449	4,758	17,977
KK Supply Chain	10,409	9,409	9,151	9,443	38,412
Total segment operating income	21,819	16,220	17,832	17,955	73,826
General and administrative expenses	(6,055)	(5,655)	(5,730)	(7,709)	(25,149)
Corporate depreciation and amortization
expense	(276)	(295)	(325)	(358)	(1,254)
Other operating expenses	(304)	330	(61)	(818)	(853)
Consolidated operating income	$15,184	$10,600	$11,716	$9,070	$46,570

KRISPY KREME DOUGHNUTS, INC.

COMPANY STORES HISTORICAL SUPPLEMENTAL INFORMATION
(Unaudited)

	Fiscal 2015
	Quarter Ended				Year Ended
	May 4,	August 3,	November 2,	February 1,	February 1,
	2014	2014	2014	2015	2015
	(In thousands, except per share amounts)
Company Stores revenues	$80,448	$78,535	$82,579	$83,744	$325,306

Company Stores contribution	$12,709	$10,532	$10,565	$13,163	$46,969
Other segment expenses, net	8,067	8,595	8,877	9,208	34,747
Company Stores operating income	$4,642	$1,937	$1,688	$3,955	$12,222

Company Stores contribution margin	15.8%	13.4%	12.8%	15.7%	14.4%

	Fiscal 2014
	Quarter Ended				Year Ended
	May 5,	August 4,	November 3,	February 2,	February 2,
	2013	2013	2013	2014	2014
	(In thousands, except per share amounts)
Company Stores revenues	$81,921	$75,689	$74,886	$74,329	$306,825

Company Stores contribution	$13,755	$8,916	$10,765	$9,849	$43,285
Other segment expenses, net	8,315	7,870	8,022	8,057	32,264
Company Stores operating income	$5,440	$1,046	$2,743	$1,792	$11,021

Company Stores contribution margin	16.8%	11.8%	14.4%	13.3%	14.1%

Krispy Kreme Doughnuts, Inc.
Change in Same Store Sales
(Unaudited)

Company Stores
	Revised Presentation	Former Presentation
Period End	Retail Sales Only	On-Premises Sales
FY15
Q1	(2.4)%	(1.5)%
Q2	1.5%	1.1%
Q3	3.8%	3.3%
Q4	2.4%	1.7%
YTD	1.3%	1.2%

FY14
Q1	14.6%	12.2%
Q2	11.6%	10.5%
Q3	4.5%	4.4%
Q4	2.8%	2.4%
YTD	8.3%	7.4%

FY13
Q1	2.4%	2.1%
Q2	6.9%	6.2%
Q3	8.8%	7.5%
Q4	9.4%	8.1%
YTD	6.9%	5.9%

Domestic Franchise Stores
	Revised Presentation	Former Presentation
Period End	Retail Sales Only	On-Premises Sales
FY15
Q1	4.1%	4.5%
Q2	3.5%	3.8%
Q3	3.4%	3.9%
Q4	3.9%	4.7%
YTD	3.7%	4.2%

FY14
Q1	11.9%	11.8%
Q2	12.5%	12.0%
Q3	10.3%	11.0%
Q4	7.3%	7.0%
YTD	10.4%	10.4%

FY13
Q1	6.0%	6.2%
Q2	7.5%	8.1%
Q3	6.2%	6.5%
Q4	10.5%	11.0%
YTD	7.5%	7.9%

International Franchise Stores
Nominal Dollars (1)
	Revised Presentation	Former Presentation
Period End	Retail Sales Only	On-Premises Sales
FY15
Q1	(4.8)%	(4.5)%
Q2	(1.0)%	(1.0)%
Q3	(4.1)%	(4.1)%
Q4	(8.3)%	(8.1)%
YTD	(4.7)%	(4.6)%

FY14
Q1	(8.1)%	(8.0)%
Q2	(11.4)%	(11.2)%
Q3	(6.7)%	(6.4)%
Q4	(6.5)%	(6.5)%
YTD	(8.1)%	(8.0)%

FY13
Q1	(6.7)%	(6.5)%
Q2	(8.5)%	(8.4)%
Q3	(4.2)%	(4.3)%
Q4	(3.9)%	(3.6)%
YTD	(5.8)%	(5.7)%

International Franchise Stores
Constant Dollars (2)
	Revised Presentation	Former Presentation
Period End	Retail Sales Only	On-Premises Sales
FY15
Q1	(2.5)%	(2.2)%
Q2	(2.5)%	(2.4)%
Q3	(2.9)%	(2.9)%
Q4	(2.8)%	(2.6)%
YTD	(2.7)%	(2.6)%

FY14
Q1	(4.7)%	(4.5)%
Q2	(7.2)%	(7.1)%
Q3	(1.2)%	(0.9)%
Q4	(0.7)%	(0.8)%
YTD	(3.4)%	(3.3)%

FY13
Q1	(6.2)%	(6.0)%
Q2	(5.5)%	(5.3)%
Q3	(3.6)%	(3.8)%
Q4	(4.2)%	(3.9)%
YTD	(4.9)%	(4.8)%

(1)	Computed using the average rate of exchange for the period between the U.S. dollar and each of the foreign currencies in which the Company's international franchisees conduct business.

(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company's international franchisees conduct business had been the same in the comparable prior year period.

Krispy Kreme Contacts:

Media:	Investor Relations:

Darryl Carr	Anita K. Booe
(336) 726-8996	(336) 703-6902
dcarr@krispykreme.com	abooe@krispykreme.com